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                                                                    Exhibit 3.27

                            ARTICLES OF INCORPORATION

                                       OF

                             PSS INVESTMENT I, INC.

         Pursuant to Title 7, Chapter 78 of the Nevada Revised Statutes

                  I, Sarah Jane Westover, as the sole incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada (the "Law"), do hereby adopt the following Articles of Incorporation:

                  FIRST: The name of the corporation is PSS Investment I, Inc.

                  SECOND: The principal office of the corporation within the State of Nevada is to be located c/o The Corporation Trust Company of Nevada, One East First Street, Town of Reno (89501), County of Washoe.

                  THIRD: The corporation designates The Corporation Trust Company of Nevada as its registered agent for the purpose of accepting service of process on behalf of the corporation in the State of Nevada. The address of the registered agent is One East First Street, Town of Reno, Nevada (89501), Count of Washoe.

                  FOURTH: The purpose of the corporation is to engage in any lawful act or activity, subject to expresses limitations, if any, for which corporations may be organized under the law.

                  FIFTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares and the par value of each of such shares shall be $1.00. All such shares shall be of one class and shall be designed as Common Stock. All of the 100 authorized shares of Common Stock, $1.00 par, shall be issued.

                  SIXTH: The governing board of the corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director." The number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation.

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                  The first Board of Directors shall consist of the following member located at the below-captioned address:

                  NAME                     ADDRESS
                  ----                     -------

                  Jan R. Kniffen           c/o The May Department Stores Company
                                           611 Olive Street
                                           St. Louis, Missouri 63101

                  SEVENTH: The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay corporate debts.

                  EIGHTH: The name and mailing address of the sole incorporator is as follows:

                  NAME                     ADDRESS
                  ----                     -------

                  Sarah Jane Westover      c/o The May Department Stores Company
                                           611 Olive Street, Suite 1750
                                           St. Louis, Missouri 63101

                  NINTH: The corporation shall have perpetual existence.

                  TENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  ELEVENTH: A director or officer of the corporation shall not be liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under Section 78.300 of the Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article Eleventh shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

                  TWELFTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareowners herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation and hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of August, 1992.

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                                            _______________________________
                                            Sarah Jane Westover
                                            Sole Incorporator

STATE OF MISSOURI     )
                      ) SS.
CITY OF ST. LOUIS     )

                  On this 25th day of August, 1992, personally appeared before me, a Notary Public in and for the State and City aforesaid, Sarah Jane Westover, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                  WITNESS my hand and official seal, the day and year first above written

                                            __________________________
                                            Notary Public

                                                      MARIA G. GREENWELL
                                               NOTARY PUBLIC, STATE OF MISSOURI
                                                 MY COMMISSION EXPIRES 10/4/92
                                                      CITY OF ST. LOUIS

ARTICLES.NV

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